SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana		47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Section 2	Financial Information
Item 2.02	Results of Operations and Financial Condition.

During Wabash National Corporation’s (the “Company,” “Wabash” or “we”) fourth quarter 2011 and full year 2011 results conference call on February 7, 2012, we provided guidance on first quarter and full year expectations for 2012. As an update to that guidance, quote and order activity throughout the first quarter remained healthy and in line with seasonal demand trends. As a result, backlog as of March 31, 2012 is estimated to have remained relatively consistent with the December 31, 2011 level of $587 million at approximately $580 million. Previous guidance provided for the first quarter estimated shipments at approximately 11,000 new trailers, whereas actual shipments for the quarter were approximately 10,300. While slightly below our original estimate, new trailer deliveries improved monthly throughout the quarter as customers adjusted to increasing build rates, and year-over-year consolidated revenues for the first quarter are estimated to have been higher by approximately $54 to $56 million, or 24 to 25 percent. In addition, as production for the first quarter was approximately 11,000 trailers, we anticipate the shipment shortfall to be delivered in the second quarter. Our full year guidance for new trailer shipments of 50,000 to 56,000 remains unchanged.

Operationally during the quarter, Wabash continued to experience workforce productivity improvements, as well as an improvement in the mix of backlog built and shipped in the quarter, which reflected higher pricing levels. As a result of these factors, gross margins are expected to improve sequentially resulting in first quarter earnings in the range of $0.09 to $0.10 per diluted share.

The information above is preliminary and is subject to change as final results are completed. As a result, actual results could be materially different from these estimates. Wabash is scheduled to release its first quarter 2012 results on Tuesday, May 1, 2012, after the close of the financial markets.

Section 8	Other Events
Item 8.01	Other Events.

On March 26, 2012, Wabash entered into a Purchase and Sale Agreement with Walker Group Holdings LLC (“Walker”) and Walker Group Resources LLC, the parent of Walker, pursuant to which we will purchase all of the equity interests of Walker for total consideration of $360 million in cash, subject to purchase price adjustments related to the acquired working capital (the “Acquisition”). Although there can be no assurance, the Acquisition is expected to be consummated in the second quarter of 2012. Consummation of the Acquisition is subject to various important conditions, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”).

Walker is a leading manufacturer of liquid-transportation systems and engineered products based in New Lisbon, Wisconsin, with over 1,200 employees in four countries. Walker has a strong existing management team that shares Wabash’s focus on manufacturing based on innovation, quality and continuous improvement. The acquisition of Walker, which will become part of our Diversified Products segment, is part of our commitment to grow and diversify our business outside of our core trailer products. Our Diversified Products segment has been focused historically on leveraging our intellectual technology and core manufacturing expertise into new applications and market sectors in order to deliver greater value to our customers and shareholders. It currently includes a focus on utilizing our DuraPlate® composite panel technology in areas outside van trailer manufacturing, leveraging our core manufacturing technologies to include manufacture of mobile water storage containers (“frac tanks”) used in the oil and gas industry to pump high-pressure water into underground wells and manufacturing of laminated hard wood oak products for the van trailer industry. We expect to continue to focus on our Diversified Products segment through the acquisition of Walker, as well as initiatives to enhance our business model, strengthen our revenues and become a stronger company that can deliver greater value to our shareholders.

2

We believe that Walker is a good strategic fit for Wabash, meeting our key criteria of industry leadership, diversification and financial profile.

•	Industry Leadership. Walker has leading market positions and strong brand recognition across many of the markets it serves in both its liquid tank transportation products and engineered products, which is complementary to Wabash’s historical leadership positions in dry van, refrigerated and platform trailer manufacturing.

•	Diversification. The acquisition of Walker will provide Wabash with diversification in products, end-markets, customers and geographies while maintaining a focus on core manufacturing capabilities that the companies share. Walker itself has demonstrated success in diversifying its own business, growing its engineered products division to be a significant contributor to its revenues and income. Additionally, we believe that the markets served by Walker tend to be less cyclical than the van and platform trailer markets historically served by Wabash.

•	Financial Profile. Walker has demonstrated strong financial performance. In 2011, Walker had gross margin of 21% on revenues of $344 million, net income of $28 million and Adjusted EBITDA of $53 million (below is a reconciliation of Adjusted EBITDA, a non-Generally Accepted Accounting Principle (“GAAP”) measure, to net income, the most comparable GAAP measure.) Walker’s backlog at December 31, 2011 was $164 million. Although there can be no assurance, we believe that we will be able to realize cost, operational and purchasing power synergies following the Acquisition, and that the addition of Walker will be immediately accretive to our income from operations.

Walker currently has ten principal brands divided among transportation and engineered products.

•	Transportation Products accounted for approximately 76% of Walker’s 2011 revenues from seven brands, representing leading positions in liquid transportation systems, including stainless steel liquid transportation systems and stainless steel liquid-tank trailers for the North American chemical, dairy, food and beverage, petroleum, aviation, energy services and waste hauling markets.

o	Walker Transport produces liquid transport tank trailers for the dairy, food and beverage industries.

o	Garsite produces aircraft refuelers and hydrant dispensers for in-to-plane fueling companies, oil companies, airlines, freight distribution companies and fuel marketers around the globe. Walker’s management estimates that Garsite refuelers are in service at nearly every major U.S. airport and in over 80 countries on 6 continents.

o	Walker Defense Group produces military-grade refueling and water tankers for the applications and environments required by the military.

o	Progress Tank produces truck-mounted tanks for fuel delivery, as well as vacuum tankers. Progress Tank provides services and support through a highly-qualified and trained distribution network and relies on an international network of qualified and factory authorized distributors to provide local Progress in-stock product sales, service and support of new tanks, new cab and chassis, and new ready-to-deliver tank trucks. Walker’s management estimates that Progress Tank is the worldwide leader in the manufacture and supply of truck mounted tanks, meeting the needs of the modern liquid handling transport industry.

o	Brenner Tank offers a full line of liquid transport solutions in all major categories, including food, chemical, environmental and petroleum. Brenner Tank operates four parts and service centers across the U.S., as well as a full service online TankerParts Store. Based on published industry statistics, Walker’s management believes that Brenner Tank is the largest manufacturer of stainless steel transportation tanks in North America. Brenner Tank also manufactures transportation tanks in aluminum. Its products are sold throughout the U.S. and Canada, as well as in many countries worldwide.

3

o	Tri State Tank, or TST, is estimated by Walker’s management to be a leader in the assembly of propane trucks, refined fuel trucks, vacuum trucks and crane trucks. TST offers “turn key” production, and also remounts existing tanks, repairs equipment and offers replacement part sales. TST sales consist of new tank/equipment and chassis as well as the refurbishing of existing customer units.

o	Bulk International is focused on delivering competitively priced stainless steel DOT-407 tankers. Bulk International supplies tank fleets and other customers from a plant near San Jose Iturbide in the central Mexican state of Guanajuato.

•	Engineered Products accounted for approximately 24% of Walker’s 2011 revenues from three brands, representing what Walker’s management estimates to be leading positions in isolators, stationary silos and downflow booths around the world for the chemical, dairy, food and beverage, pharmaceutical and nuclear markets.

o	Walker Engineered Products produces a broad range of products for storage, mixing and blending, including process vessels, as well as round horizontal and vertical storage silo tanks. For process vessels, it offers a wide range of agitation technologies including turbine, sweeper, scraped surface and counter rotating, as well as numerous heat transfer solutions including dimple, channel and half pipe for heating and cooling of vessels.

o	Walker Barrier Systems develops containment and isolation systems for the pharmaceutical, chemical, and nuclear industries, including custom designed turn key systems and spare components for full service and maintenance contracts.

o	Extract Technologies, headquartered in Huddersfield, United Kingdom, is a leading supplier of containment systems for the pharmaceutical, chemical and biotech markets. Its products include downflow containment booths for operator protection from respirable dusts, dispensing and sampling facilities as custom solutions designed and supplied from one source, rigid and flexible isolators for containment of potent compounds and aseptic processing, and a full range of pack-off systems to safely offload powdered product into drums or other containers for transport and storage.

Through these products and brands, Walker serves a variety of end markets and large, well-known customers. Key end markets for its transportation products include the chemical, dairy, food and beverage, petroleum, aviation, energy services, waste hauling and defense industries. Key end markets for its engineered products include the chemical, dairy, food and beverage, pharmaceutical and nuclear industries.

Walker has manufacturing facilities for its Transportation Products in New Lisbon, Wisconsin, Fond du Lac, Wisconsin, Kansas City, Missouri, and Queretaro, Mexico, with parts and service centers in Houston, Texas, Baton Rouge, Louisiana, Findlay, Ohio, Chicago, Illinois, Mauston, Wisconsin, West Memphis, Arkansas and Ashland, Kentucky. Manufacturing facilities for Engineered Products are located in New Lisbon, Wisconsin, Elroy, Wisconsin and Huddersfield, United Kingdom, with parts and service centers in Tavares, Florida, Dallas, Texas and Philadelphia, Pennsylvania.

We believe that the markets served by Walker tend to be less cyclical than the van and platform trailer markets historically served by Wabash. Walker’s diversified product base, end-markets and customers may also present opportunities to grow sales of legacy Wabash products, as well as to provide opportunities to sell Walker products to existing Wabash customers. Similarly, we will evaluate how we can use Walker’s international presence to continue efforts to grow opportunities for Wabash’s products internationally.

4

Walker has demonstrated strong financial results, and although there can be no assurance, we believe that the Acquisition will be immediately accretive to Wabash’s income from operations. Walker’s profitability has increased over recent years, with Walker’s Adjusted EBITDA growing from $30 million in 2009 to $53 million in 2011 and net income growth from $7 million in 2009 to $28 million in 2011. Following the Acquisition, we expect to pursue synergies from supply chain optimization, commercialization and distribution of new and existing products, back office and administrative consolidation, and further implementation of manufacturing best practices. The Acquisition is subject to various risks and uncertainties, and no assurance can be given that the Acquisition will be completed or that, if completed, it will be successful.

Reconciliation of Adjusted EBITDA

The following is a reconciliation of Walker’s Adjusted EBITDA to its net income. We believe that Walker’s Adjusted EBITDA is a key indicator of its financial performance and is a measure we used in considering the Acquisition. We believe that using this adjusted measure facilitates comparisons and analysis of Walker and other companies, including Wabash, particularly because this measure excludes differences related to capital structures, tax positions and other items that are, in part, indicative of the fact that Walker is a private company and are not indicative of the principal operating activities of Walker. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income as an indicator of operating performance or any other measure of performance derived in accordance with GAAP.

	Twelve Months Ended December 31,
	2011	2010	2009

Net income	$28,160	$10,781	$7,011
Interest expense, net	10,245	10,275	11,208
Income tax expense	139	201	123
Depreciation and amortization	6,946	6,794	7,073
Excess (Deficit) bonus adjustment	5,872	(948)	(841)
Other adjustments (1)	1,669	1,495	5,732
Adjusted EBITDA	$53,031	$28,598	$30,306

(1)	2011 includes charges related to an asset impairment and production optimization efforts; 2010 includes charges related to restructuring; and 2009 includes charges related to prior acquisitions, an asset impairment, restructuring and the relocation of certain operations.

At December 31, 2011, Walker had a backlog of $164 million, which represents an increase of 106% over backlog of $79 million at December 31, 2010. Walker’s backlog is calculated in a manner consistent with the approach historically used by Wabash which is based on orders that have been confirmed by customers in writing, have defined delivery timeframes and can be produced during the next 18 months.

Although there can be no assurance, the Acquisition is expected to be consummated in the second quarter of 2012. Consummation of the Acquisition is subject to various important conditions, including, among others, the expiration or termination of the applicable waiting period under the HSR Act. The Purchase and Sale Agreement also contains specified termination rights for the parties, including, among others, if the Acquisition fails to close on or before June 25, 2012. The Purchase and Sale Agreement further provides that we are required to pay a termination fee of $20 million in the event that the Purchase and Sale Agreement is terminated due to (i) a breach by us of our representations, warranties or covenants or (ii) a failure by us to close if the conditions to closing had otherwise been satisfied and the seller was ready, willing and able to close.

5

For more information regarding the Acquisition, please see Item 1.01 of our Current Report on Form 8-K filed with the SEC on March 27, 2012.

Attached as Exhibit 99.1 and incorporated by reference in this Current Report are the audited consolidated balance sheets of Walker as of December 31, 2011 and 2010, and the related audited consolidated statements of income, member’s equity, and cash flows for each of the three years in the period ended December 31, 2011.

Attached as Exhibit 99.2 and incorporated by reference in this Current Report are the unaudited pro forma consolidated balance sheet of Wabash National Corporation as of December 31, 2011, and the related unaudited pro forma consolidated statement of operations for the year ended December 31, 2011. The pro forma consolidated statement of operations gives effect to the following (collectively, the “Transactions”):

•	The consummation of the Acquisition, and the financing arrangements currently contemplated to fund the Acquisition, which are as follows:

o	the issuance of a $300 million senior secured first lien term note under a new term loan facility;

o	the issuance of $150 million in aggregate principal amount of convertible senior notes. We expect the notes would be convertible into cash, shares of our common stock or a combination of cash and shares, at our election. We currently intend to settle any conversion of notes through “net-share settlement,” which we believe will help reduce the potential equity dilution from issuance of convertible notes. Under “net-share settlement,” when notes are converted, we pay cash up to the principal amount of the notes being converted and deliver shares only for the conversion value in excess of the principal amount, if any; and

o	the repayment of $60.6 million of borrowings under our existing senior secured revolving credit facility from surplus funds, and the amendment and restatement of that facility into a $150 million senior secured revolving credit facility.

•	The payment of estimated underwriting commissions, financing origination fees and other Transaction related expenses in connection with the foregoing.

The unaudited pro forma consolidated balance sheet assumes that the Transactions occurred as of December 31, 2011, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 assumes that the Transactions occurred on January 1, 2011. Adjustments related to the Transactions are described in the accompanying notes to the unaudited pro forma consolidated financial statements. The pro forma financial statements were prepared for informational purposes and are not necessarily indicative of what our financial positions or results of operations would have been had the Transactions occurred as reflected in the pro forma financial statements. These adjustments are based on currently available preliminary information and certain estimates and assumptions and, therefore, the actual effects of the Transactions may differ from the effects reflected in these unaudited pro forma consolidated financial statements. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial statement.

6

Safe Harbor Statement

This Form 8-K contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this Form 8-K other than statements of historical fact are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Readers should review and consider the various disclosures made by the Company in its filings with the Securities and Exchange Commission, including the risks and uncertainties described therein.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

23.1	Consent of BDO USA, LLP

99.1	Audited balance sheets of Walker Group Holdings LLC as of December 31, 2011 and 2010, and the related audited consolidated statements of income, members’ equity, and cash flows for each of the three years in the period ended December 31, 2011

99.2	Unaudited pro forma consolidated balance sheet of Wabash National Corporation as of December 31, 2011, and the related unaudited pro forma consolidated statement of operations for the year ended December 31, 2011

7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: April 13, 2012	By:	/s/ Mark J. Weber
Mark J. Weber Senior Vice President and Chief Financial Officer

8

INDEX OF EXHIBITS

Exhibit No.	Exhibit

23.1	Consent of BDO USA, LLP

99.1	Audited balance sheets of Walker Group Holdings LLC as of December 31, 2011 and 2010, and the related audited consolidated statements of income, members’ equity, and cash flows for each of the three years in the period ended December 31, 2011

99.2	Unaudited pro forma consolidated balance sheet of Wabash National Corporation as of December 31, 2011, and the related unaudited pro forma consolidated statement of operations for the year ended December 31, 2011

9